Exhibit 10.1
AMENDMENT NO. 1 TO CHEGG, INC. 2023 EQUITY INCENTIVE PLAN

Chegg, Inc., a Delaware corporation (the “Company”), adopted the 2023 Equity Incentive Plan on April 7, 2023 (the “Plan”). Prior to this Amendment No. 1 to the Plan, the number of shares of Common Stock, par value $0.001 per share, reserved under the Plan was 12,000,000.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the Plan to increase the number of authorized shares reserved for issuance under the Plan.

The Board has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the Plan to increase the number of shares reserved for issuance under the Plan.

Now, therefore, the Plan is hereby amended as follows:

1. Section 2.1 of the Plan shall be amended and restated as follows:

“2.1. Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan, as of the Effective Date, is 10,037,610 Shares, plus (a) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (d) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the Exercise Price of an option or withheld to satisfy the tax withholding obligations related to any award. After the Effective Date, no further awards can be granted under the Prior Plan.”

Except as expressly set forth in this Amendment No. 1, all other terms and conditions set forth in the Plan shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the Plan.

Subject to approval of the stockholders, this Amendment No. 1 was adopted by the Board of Directors of the Company as of April 17, 2025.

This Amendment No. 1 was approved by the stockholders of the Company at the annual meeting of stockholders held on June 4, 2025.